Exhibit 1.1

                                  Common Stock

                             UNDERWRITING AGREEMENT



                           DELTA FINANCIAL CORPORATION

[Date]




To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto
[Address]

Ladies and Gentlemen:

     Delta Financial Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein (including Schedule
I), to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain stockholders of the Company named in Schedule III hereto (the "Selling Stockholders") severally and not jointly propose, subject to the terms and conditions stated herein, to sell to the Underwriters, an aggregate of [____________] shares of the Company's Common Stock, par value $[___] per share (the "Common Stock"), of which (a) [____________] shares are to be issued and sold by the Company, and (b) [_________] shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the number of shares set forth opposite such Selling Stockholder's name in Schedule II hereto. The aggregate of [__________] shares to be purchased from the Company and the Selling Stockholders are called the "Firm Shares." [In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [________] shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any.] [In addition, the Selling Stockholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [________] shares of Common Stock (the "Additional Shares") to cover over-allotments by the Underwriters, if any, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule III hereto.] [In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [________] shares of Common Stock and the Selling Stockholders have severally and not jointly agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional [________] shares of Common Stock to cover over-allotments by the Underwriters, if any, each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule II hereto. The additional [_______] shares to be sold by the Company and the additional [_______] shares to be sold by the Selling Stockholders are collectively referred to in this Agreement as the "Additional Shares."] The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." _______________________________ [and _______________ are] is acting as the representative[s] of the several Underwriters and in such capacity is [are] referred to in this Agreement as the "Representative[s]."

     1. REPRESENTATIONS AND WARRANTIES.

          1.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (the file number of which is set forth in Schedule I hereto), which has become effective, for the registration under the Act of the Shares. The Company proposes to file with the Commission pursuant to Rule 424 or Rule 434 under the Act a supplement to the form of prospectus included in such registration statement relating to the Shares and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement;" such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus;" and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 or Rule 434 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-2 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

               (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424 or Rule 434 under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date (as hereinafter defined), (i) the Registration Statement as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act, and the Exchange Act and the respective rules thereunder, (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

               (c) Each direct and indirect subsidiary of the Company is set forth on Schedule IV attached hereto (each, a "Subsidiary"). All the outstanding shares of capital stock or other equity interests of the Company and each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights.

               (d) Each of the Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own, lease and operate its properties and engage in the business in which it is engaged or in which it proposes to engage as described in the Registration Statement and any Final Prospectus. The Company is duly registered and qualified to do business as a foreign corporation (or other entity) in good standing in each jurisdiction where the character, location, ownership or leasing of its properties (owned, leased or licensed) or the nature or conduct of its business requires such registration or qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on or affecting the business, operations, assets, properties, condition (financial or other), stockholders' equity, or results of operations of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect").

               (e) There are no legal or governmental proceedings pending against the Company or any Subsidiary or, to the knowledge of the Company, threatened against any of them or to which the Company or any Subsidiary or to which any of the respective properties of the Company or any Subsidiary is subject which are not disclosed in the Registration Statement or any Final Prospectus and which, if adversely decided, would have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments of the Company or any Subsidiary that are material to the Company and the Subsidiaries, taken as a whole, which are not described in the Registration Statement or any Final Prospectus, neither the Company nor any Subsidiary is involved in any strike, job action or labor dispute with any group of its employees which would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

               (f) KPMG LLP, the accountants who have expressed their opinion with respect to the financial statements (including the related notes and supporting schedules) of the Company filed with the Commission as a part of the Registration Statement and any Final

Prospectus, are, with respect to the Company and each of its Subsidiaries, independent public accountants as required by the Act and the Exchange Act.

               (g) The financial statements of the Company, together with the related notes thereto, which are incorporated by reference into the Registration Statement and any Final Prospectus, present fairly the financial position and the results of operations, changes in stockholders' equity and changes in cash flows of the Company as of the respective dates and for the respective periods specified therein. All of such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved and comply as to form in all material respects with the applicable accounting requirements included in Regulation S-X under the Act. [The supporting schedules, the "Summary Financial Data", the "Selected Financial Data" and the tables included in the Registration Statement and any Final Prospectus fairly present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby. No other financial statements or supporting schedules are required by the Act or Regulation S-X to be included therein.]

               (h) Subsequent to the respective dates as of which information is given in the Registration Statement or any Final Prospectus, there has not been
(i) any loss or adverse change, or any development which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and the Subsidiaries, except transactions in the ordinary course of business; (iii) any obligation, direct or contingent, incurred by each of the Company and the Subsidiaries which is material to each of the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement or any Final Prospectus, (iv) any change in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, which in any case described in clauses (i), (ii), (iii), (iv) or (v) above, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries taken as a whole or materially and adversely affect the ability of the Company to perform its obligations under this Agreement.

               (i) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and any Final Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Registration Statement or any Final Prospectus or could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and all the property described in the Registration Statement and any Final Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except as the enforcement thereof may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity.

               (j) The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement, as of the Closing Date, will have been duly executed and delivered by the Company and will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affected the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws of principles of public policy.

               (k) Each of the Company and the Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Registration Statement or any Final Prospectus, except to the extent that the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to the Permits, and, to the knowledge of the Company, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of such Permit, subject in each case to such qualification as may be set forth in the Registration Statement or any Final Prospectus and except to the extent that any such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               (l) None of the Company or any Subsidiary is (i) in violation of its certificate of incorporation, as amended, or articles of organization, as amended, or bylaws or other organizational documents or of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, except where any such violation or violations in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or any Final Prospectus or where any such default or defaults in the aggregate would not reasonably be expected to have a Material Adverse Effect.

               (m) Each of the Company and the Subsidiaries owns, possesses, licenses or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and any Final Prospectus as being owned by it or necessary for the conduct of its business, and that the Company has not received a claim to the contrary (a "Claim") or any challenge (a "Challenge") by any other person to the rights of each of the Company and the Subsidiaries with respect to the foregoing, except for such Claims and Challenges which could not reasonably be expected to have a Material Adverse Effect.

               (n) Except as disclosed in the Registration Statement or any Final Prospectus, the Company and the Subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               (o) Except as disclosed in the Company's filings with the Commission, none of the properties owned, operated or used by the Company has suffered a release of any Hazardous Materials that, under any Environmental Law,
(i) would impose liability on the Company that is likely to have a Material Adverse Effect or (ii) is likely to result in the imposition of a lien on any assets owned, directly or indirectly, by the Company. To the Company's knowledge, it is in compliance with, and is not subject to any existing, pending threatened impending litigation, proceeding, claim or demand by any governmental agency or authority or other person with respect or pursuant to any Environmental Law, except any which, if adversely determined would not have a Material Adverse Effect. As used herein, "Environmental Laws" means the common law and all federal, state, local and foreign laws, codes and ordinances relating to the environment, health and safety and all rules and regulations promulgated thereunder, including, without limitation laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic or hazardous substances or wastes; and "Hazardous Material" includes, without limitation, the following "Environmental Laws": (i) all substances which are designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss. 1251 ET. SEQ.; (ii) any element, compound, mixture, solution, or substance which is designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss. 9601 et. seq.; (iii) any hazardous waste having the characteristics which are identified under or listed pursuant to
Section 3001 of the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss. 6901 ET. SEQ.; (iv) any toxic pollutant listed under Section 307(a) of FWPCA; (v) any hazardous air pollutant which is listed under Section 7 of the Toxic Substances Control Act, 15 U.S.C. ss. 2601 ET. SEQ.; and (vii) petroleum, petroleum products, petroleum by-products, petroleum decomposition by-products, and waste oil, and any other substances or wastes subject to regulation under Environmental Laws.

               (p) None of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

               (q) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions of the Subsidiaries are executed in accordance with management's general or specific authorization, (ii) transactions are appropriately recorded to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (r) None of (i) the issuance, offer, sale or delivery of the Shares, (ii) the execution, delivery or performance of this Agreement by the Company, or (iii) the consummation by the Company of the transactions contemplated hereby (a) requires any consent, approval, registration, authorization or other order of, or registration or filing with (each, a "Consent"), any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions or the failure to obtain which could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereby) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any Subsidiary, except any such conflicts and breaches that in the aggregate could not reasonably be expected to have a Material Adverse Effect or (b) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, except as disclosed in the Registration Statement or any Final Prospectus or any such conflicts, breaches or defaults that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or
(c) violates or will violate any statute, law, regulation or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their respective properties, except any such violations that in the aggregate could not reasonably be expected to have a Material Adverse Effect, or (d) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or assets is subject, other than as disclosed in the Registration Statement or any Final Prospectus or which could not in the aggregate be expected to have a Material Adverse Effect.

               (s) The Company has duly and validly authorized the issuance and sale of the Shares and when delivered the Shares will constitute valid and binding obligations of the Company. The description of the Shares in the Registration Statement and any Final Prospectus is accurate in all material respects.

               (t) The Company is not now, and as a result of the offer and sale of the Shares in the manner contemplated in this Agreement, the Registration Statement and any Final Prospectus and the application of the net proceeds of such sale as described in the section entitled "Use of Proceeds" of the Registration Statement and any Final Prospectus, will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number or type of holders of the Company's securities.

               (u) None of the Company nor any of its affiliates (as defined in Rule 501 (b) of Regulation D ("Regulation D") under the Act) has directly, or through any agent taken any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

               (v) The Company has not distributed and will not distribute prior to the later of (A) the Additional Closing Date (as defined below) and (B) the completion of the distribution of the Shares by the Underwriters and dealers, any offering material (including, without limitation, content on its Website, if any, that may be deemed to be offering material) in connection with the offering and sale of the Shares other than the Basic Prospectus and each Final Prospectus.

               (w) No holder of any security of the Company, which by reason of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated hereby, has the right to request or demand registration of any security of the Company because of the transactions contemplated hereby, except for the holders of shares of Common Stock acquired upon the exercise of warrants prior to the Company's redemption on October 30, 2003 of its 9.5% senior secured notes due 2004 (the "Redemption").

               (x) Except as disclosed in the Registration Statement or any Final Prospectus, subsequent to the date as of which such information is given in the Registration Statement or any Final Prospectus, neither the Company nor any Subsidiary has incurred any liability or obligation direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt of the Company or any Subsidiary.

               (y) Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any employee or agent of the Company or any Subsidiary has made any payment of funds or received or retained any funds in violation of any law, rule or regulation, which violation could reasonably be expected to have a Material Adverse Effect.

               (z) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is quoted on the American Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the American Stock Exchange ("AMEX"), nor has the Company received any notification that the Commission or the AMEX is contemplating terminating such registration or listing.

               (aa) The Company has timely and properly filed with the Commission all reports and other documents required to have been filed by it with the Commission pursuant to the Act, the Regulations, the Exchange Act and the rules and regulations.

               (bb) Except as described in the Registration Statement and any Final Prospectus, and except in connection with exercises of outstanding options and warrants, the Company has not sold or issued any shares of capital stock within the six month period preceding the date of any Final Prospectus, all of which sales and issuances were made in compliance with the Act and the Regulations.

               (cc) The Company meets the requirements for use of Form S-2 under the Regulations.

          1.2 REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder hereby represents and warrants, severally as to itself and not jointly, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, that:

               (a) Such Selling Stockholder is the lawful owner of the Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, good and valid title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (b) Such Selling Stockholder has, and on the Closing Date and the Additional Closing Date, as the case may be, will have, full legal right, power and authority, and all authorization and approval required by law, to enter into
(i) this Agreement, (ii) the Custody Agreement signed by such Selling Stockholder and [_______________], as custodian (the "Custodian"), relating to the deposit of the Shares to be sold by such Selling Stockholder (the "Custody Agreement") and (iii) the Power of Attorney appointing certain individuals named therein as such Selling Stockholder's attorneys-in-fact (the "Attorneys") to the extent set forth therein relating to the transactions contemplated hereby and by the Final Prospectus (the "Power of Attorney") to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided herein.

               (c) Each of the Agreement, the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable as to such Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by
(i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, such Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on such Selling Stockholder's behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

               (d) None of the sale of the Shares by such Selling Stockholder, the execution, delivery or performance by such Selling Stockholder of this Agreement, the Custody Agreement and Power of Attorney of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof nor the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any agreement, indenture, lease or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to such Selling Stockholder or any property of such Selling Stockholder.

               (e) The information in the Final Prospectus under the caption "Selling Stockholders" that specifically relates to such Selling Stockholder does not, and will not on the Closing Date or the Additional Closing Date, if as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f) At any time prior to the Closing Date or the Additional Closing Date, as the case may be, if there is any change in the information referred to in Section 1.2(e) hereof, such Selling Stockholder will immediately notify the Representative of such change.

               (g) Other than excepted activity pursuant to Regulation M under the Exchange Act, such Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

               (h) Upon delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and valid title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (i) Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement[, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived].

               (j) Such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1.1 hereof are not true and correct, is familiar with the Registration Statement and the Final Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement or the Final Prospectus that has had or may have a Material Adverse Effect, and is not prompted to sell shares of Common Stock by any information concerning the Company that is not set forth in the Registration Statement.

     2. PURCHASE AND SALE.

     The Company and each Selling Stockholder hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and each Selling Stockholder herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase at a purchase price of $[______] per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     The Company [Selling Stockholders] [Company and the Selling Stockholders] hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company [Selling Stockholders] [Company and the Selling Stockholders] herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Final Prospectus to purchase from the Company [Selling Stockholders] [Company and the Selling Stockholders] up to [_______] Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the Final Prospectus, but no more than once, and shall close on the date indicated by the Representatives (the "Date of Delivery").

     3. DELIVERY AND PAYMENT. (a) Delivery of and payment for the Firm Shares shall be made at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, or through the facilities of the Depository Trust Company ("DTC") or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, at 10:00 a.m., New York City time, on such date or dates as the Representatives shall designate by notice to the company (the time and date of such closing are called the "Closing Date"). The date and time may be varied by agreement between the Representatives and the Company. Delivery of the Firm Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in
Schedule I hereto.

               (b) In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, delivery and payment for the Additional Shares shall be made at the offices of Morrison & Foerster LLP or through the facilities of DTC or a custodian for DTC and registered in the name of Cede & Co., as nominee for DTC, at 10:00 a.m., New York City time, on such date or dates as the Representatives shall designate by notice to the Company (the time and date of such closing with respect to the Additional Shares are called the "Additional Closing Date").

               (c) Upon delivery, the Shares to be purchased hereunder shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be. If certificates representing the Shares are issued, then for the purpose of expediting the checking and packaging of the certificates for the Shares, the Company shall make the certificates representing the Shares available for inspection by the Representatives in New York, New York, not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

     4. AGREEMENTS.

          4.1 OF THE COMPANY. The Company agrees with the several Underwriters that:

               (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement (including any Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause each Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Representatives promptly (i) when each Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which each Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4.1, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

               (c) The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing all documents relating to the offering.

               (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject.

               (f) Until the _____ day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time (i) offer or sell or announce the offering of any securities
(A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-2 or S-4 in an acquisition transaction or (ii) register for resale shares of Common Stock acquired by holders in connection with the Redemption.

          4.2 OF EACH SELLING STOCKHOLDER. Each Selling Stockholder agrees with the several Underwriters as follows:

               (a) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Firm Shares to be sold by such Selling Stockholder to the Underwriters hereunder will have been fully paid for by such Selling Stockholder and all laws imposing such taxes will have been fully complied with.

               (b) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, such Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.]

     5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of its obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any Final Prospectus shall have been filed or mailed for filing with the Commission within the time period prescribed by the Commission.

               (b) The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i) through (x) below:

                    (i) the Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and conduct its business as described in the Final Prospectus;

                    (ii) the Company is qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company is required to be so qualified or licensed;

                    (iii) the Shares have been duly and validly authorized and issued and are fully paid and nonassessable;

                    (iv) the Shares conform in all material respects to the description thereof contained in the Final Prospectus;

                    (v) such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not disclosed in the Final Prospectus, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed as required;

                    (vi) the Registration Statement has become effective under the Act; such counsel is without knowledge that any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                    (vii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws);

                    (viii) no consent, approval, authorization or order of any court or governmental agency or body is required on behalf of the Company for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky or insurance laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                    (ix) neither the issue and sale of the Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company (1) the terms of any material indenture or other agreement or instrument known to such counsel and to which the Company or the Subsidiaries is a party or bound, or (2) any order or regulation known to such counsel to be applicable to the Company and the Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Subsidiaries; and

                    (x) such counsel is without knowledge of rights to the registration of securities of the Company under the Registration Statement which have not been waived by the holders of such rights or which have not expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement, except for the registration rights of holders of Common Stock acquired in connection with the Redemption.

     In rendering such opinion, but without opining in connection therewith, such counsel shall also state that, although it has not independently verified, is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, it has no reason to believe that the Registration Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Final Prospectus, as amended or supplemented, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, or the General Corporate Law of Delaware to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

               (c) The Representatives shall have received from ____________________, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Firm Shares, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that to the best of their knowledge:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                    (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threatened; and

                    (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its Subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

               (e) At the Closing Date, KPMG LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, stating in effect that:

                    (i) They are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder.

                    (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations thereunder with respect to registration statements on Form S-2 and the Exchange Act and the regulations thereunder.

                    (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                    (a) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee, compensation committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                    (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100 and No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Final Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Final Prospectus to the date of the latest available interim financial data; and

                    (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below, nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                         (1) the unaudited interim financial statements,
included or incorporated by reference in the Registration Statement and Final Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder;

                         (2) any material modifications should be made to the
unaudited interim financial statements, included or incorporated by reference in the Registration Statement and Final Prospectus, for them to be in conformity with generally accepted accounting principles;

                         (3) (i) at the date of the latest available interim
financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the Subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the Subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Final Prospectus discloses have occurred or may occur, or KPMG LLP shall state any specific changes or decreases.

                    (iv) The letter shall also state that KPMG LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Final Prospectus and which are specified by the Representatives and agreed to by KPMG LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its Subsidiaries identified in such letter.

     In addition, at the time this Agreement is executed, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this paragraph (e) and in Schedule I hereto.

               (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

               (g) You shall be satisfied that, and you shall have received a certificate dated the Closing Date, from each Selling Stockholder to the effect that, as of the Closing Date, as the case may be: (i) the representations and warranties made by such Selling Stockholders herein are true and correct in all material respects on the Closing Date and (ii) such Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

               (h) At or prior to the Closing Date, you shall have received the written commitment, in the form agreed to with the Representatives, from each of the Company's senior executive officers and directors not to directly or indirectly sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock, whether now owned or acquired after the date of this Agreement, or file any registration statement under the Act with respect to the foregoing, other than as provided in such written commitment before the expiration of ___ days from the Closing Date, without the prior written consent of _______________.

               (i) The Underwriters shall have received on the Closing Date an opinion of counsel that shall relate to each of the Selling Stockholders, dated the Closing Date, to the effect that:

                    (i) this Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder, and is a valid and binding agreement of such Selling Stockholder; and

                    (ii) delivery of stock certificates representing the Shares to be sold by such Selling Stockholder, endorsed to the Underwriters and payment therefor pursuant to this Agreement will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to each Underwriter who has purchased such Shares without notice of an adverse claim.

               (j) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

     6. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and stock transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of the transfer agent for the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4.1(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and of any Final Prospectus and any amendments or supplements thereto,
(vii) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, and (viii) the fee of the National Association of Securities Dealers, Inc. and, if applicable, the AMEX. Each Selling Stockholder shall be liable for its own expenses in connection with the offering contemplated hereby.

     If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     7. CONDITIONS TO PURCHASE OF ADDITIONAL SHARES. In the event the Underwriters exercise the option granted in Section 2 hereof to purchase all or any portion of the Additional Shares and the Date of Delivery determined by the Representatives pursuant to Section 2 is later than the Closing Date, the obligations of the several Underwriters to purchase and pay for the Additional Shares that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

               (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Final Prospectus pursuant to Rule 424(b) or Rule 434 under the Act shall have been made within the proper time period.

               (b) At the Date of Delivery, the Representatives shall have received, each dated the Date of Delivery and relating to the Additional Shares:

                    (i) the favorable opinion of Morrison & Foerster LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b);

                    (ii) the favorable opinion of ____________________, counsel for the Underwriters, to the same effect as the opinion required by Section 5(c);

                    (iii) a certificate, of President and Chief Executive Officer of the Company and of the principal financial or accounting officer of the Company with respect to the matters set forth in Section 5(d);

                    (iv) a letter from KPMG LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(e) except that the "specified date" in the letter furnished pursuant to this Section 7(b)(iv) shall be a date not more than five days prior to the Date of Delivery;

                    (v) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (b)(i)(v) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus; and

                    (vi) such other information, certificates and documents as the Representatives may reasonably request.

     If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Date of Delivery by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus or any Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus was corrected in any Final Prospectus (or any Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

               (b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus, or any amendment or supplement thereof, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, solely to the extent that such statements or omissions were made or omitted in reliance upon and in conformity with the information provided in writing by such Selling Stockholder for use in the Prospectus, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; subject to the limitations of Section 8(i) and 8(ii) above. This indemnity agreement will be in addition to any liability which such Selling Stockholder may otherwise have.

               (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledges that the statements set forth in the language on the cover page required by Item 509 of Regulation S-K and under the heading "Underwriting" or "Plan of Distribution" in any Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

               (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of subparagraph (a), representing the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

               (e) To provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable on the grounds of policy or otherwise, the Company and the Selling Stockholders, on the one hand, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the parties may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Shares specified in Schedule I hereto and the Company and the Selling Stockholders are responsible for the balance; provided, however, that
(x) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Shares) be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, (y) no Selling Stockholder shall be liable for an amount greater than its net proceeds from the sale of Shares contemplated hereby, and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company or a Selling Stockholder shall have the same rights to contribution as the Company or a Selling Stockholder, as applicable, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

     9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all of the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company or any Selling Stockholder. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and any Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, any Selling Stockholder and any non-defaulting Underwriter for damages occasioned by its default hereunder.

     10. FAILURE OF ONE OR MORE OF THE SELLING STOCKHOLDERS TO SELL AND DELIVER THE SHARES. If one or more of the Selling Stockholders selling at least _____ Shares in the aggregate shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, the Company or the Selling Stockholders or (ii) purchase the Shares that the Company and other Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. If one or more of the Selling

Stockholders selling at least _____ Shares in the aggregate shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by such Selling Stockholders pursuant to this Agreement at the Closing Date or Additional Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholders, to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

     11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally on AMEX shall have been suspended or limited or minimum prices shall have been established on such exchange or (ii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares.

     12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Stockholders or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Shares. The provisions of Section 6 and 8 hereof and this
Section 12 shall survive the termination or cancellation of this Agreement.

     13. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto, with a copy to: [ ]; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Delta Financial Corporation, 1000 Woodbury Road, Suite 200, Woodbury, New York 11797-9003, Attn: Marc E. Miller, General Counsel, with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn: James R. Tanenbaum. If to a Selling Stockholder, to the address set forth on Schedule III hereto.

     14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Underwriters and the Selling Stockholders.

                                          Very truly yours,

                                          DELTA FINANCIAL CORPORATION



                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

By:  [Name of Representatives]

By:
   ---------------------------------------
   Name:
   Title:

For themselves and the other several
Underwriters, if any, named
in Schedule II to the foregoing
Agreement.

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE II


By:
   ----------------------------------------
Name:
As Attorney-in-Fact

                                   SCHEDULE I

Underwriting Agreement dated __________, _____

Registration Statement No. 333-

Representatives:

Address of Representatives:

     Purchase price (include type of funds, if applicable): __________________ in federal (same day) funds or wire transfer to accounts previously designated to the Representatives by the Company, or if agreed to by the Representatives and the Company, by certified or official bank check or checks.

     Other provisions:

Closing Date, Time and Location:  ____________________

Additional items to be covered by the letter from KPMG LLP delivered pursuant to
Section 5(e) at the time this Agreement is executed: ________________________

                                   SCHEDULE II

Underwriters:              Principal Amount of Firm Shares to be Purchased:

                                  SCHEDULE III

                              SELLING STOCKHOLDERS

                                   SCHEDULE IV

                                  Subsidiaries

Delta Funding Corporation

Fidelity Mortgage Inc.

DFC Financial Corporation

DF Special Holdings Corporation

Continental Property Management Corp.

DFC 1999-A Corp.

DFC Receivables Company, L.L.C.

DFC 2000-B Corp.

DFC Financial of Canada Limited

DFC Funding of Canada Limited

DFC Servicing Receivables Corp.

DFC Servicing Receivables Company, L.L.C.

DFC Holding-A Corp.

DFC Funding Corporation

DFC Acceptance Corporation

Renaissance Mortgage Acceptance Corp.

Renaissance NIM Trust 2002-A

Renaissance NIM Trust 2002-B

Renaissance NIM Trust 2002-C

Renaissance NIM Trust 2002-D